UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2009

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy or Receivership.

On January 14, 2009, Gottschalks Inc. (the "Company") filed a voluntary petition (the "Chapter 11 Petition") for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Court"). The Company will continue to manage its properties and operate its business as a "debtor-in-possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code.

In connection with the Chapter 11 Petition, the Company filed motions seeking Court approval of a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the "DIP Credit Agreement") by and among the Company, General Electric Capital Corporation (as a lender and as agent for lenders), the CIT Group/Business Credit, Inc. (as a lender and as syndication agent) and the other lenders party thereto. The DIP Credit Agreement, substantially in the form attached to the motions filed with the Court, provides for a revolving credit commitment of up to $125.0 million.

On January 14, 2009, the Company issued a press release (the "Press Release") relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petition described in Item 1.03 above constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the express terms of certain instruments and agreements relating to direct financial obligations of the Company (the "Debt Documents"). As a result of such an event of default or triggering event, all obligations under the Debt Documents would by the terms of the Debt Documents have or may have become automatically and immediately due and payable. The Company believes that any efforts to enforce such payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Petition in the Court. The Debt Documents include the following:

  the Second Amended and Restated Credit Agreement, dated as of September 26, 2007 (and as amended on July 24, 2008), by and among the Company, General Electric Capital Corporation (as a lender and as agent for lenders), The CIT Group/Business Credit, Inc. (as a lender and as syndication agent for lenders), and the other lenders party thereto, which governs the Company's $200.0 million revolving line of credit (including a $20.0 million letter of credit sub-facility); and

  various capital leases and/or operating leases, some or all of which may require notice to the Company before the occurrence of an event of default or triggering event.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press release of Gottschalks Inc., issued January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

January 16, 2009	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Gottschalks Inc., issued January 14, 2009. Also provided in PDF format as a courtesy.